UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ZYLA LIFE SCIENCES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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This Schedule 14A filing consists of a press release relating to a proposed transaction between Zyla Life Sciences, a Delaware corporation (the “Company”), and Assertio Therapeutics, Inc., a Delaware corporation (“Assertio”), pursuant to the terms of an Agreement and Plan of Merger, dated as of March 16, 2020, by and among the Company, Assertio, Assertio Holdings, Inc., Zebra Merger Sub, Inc. and Alligator Merger Sub, Inc.

The Company issued the press release on May 1, 2020.

Zyla Life Sciences to Host Conference Call and Webcast to Discuss First Quarter 2020 Financial Results on May 15, 2020

--Special meeting scheduled on May 19, 2020--

WAYNE, Pa., May 1, 2020 /PRNewswire/ -- Zyla Life Sciences (OTCQX: ZCOR) ("Zyla"), a commercial stage life sciences company, today announced that its 2020 first quarter financial results will be released on May 15, 2020. Following the announcement, Zyla's management will host a live conference call and webcast at 8:30 a.m. Eastern Time to review the company's financial and operating results and provide a general business update. In addition, on May 19, 2020 the company will hold a virtual Special Meeting to obtain the stockholder approval necessary to complete the proposed merger with Assertio and related matters at 10:00 a.m. Eastern Time.

Q1 Earnings Call Information

Interested parties may listen to the call via a live audio webcast which may be accessed by visiting Zyla's website. Please connect to the website a few minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Individuals also may participate in the call by dialing 1-888-346-2615 (domestic) or 1-412-902-4253 (international) and asking for the "Zyla Earnings Call." The replay will be available approximately two hours after the call on the Zyla website.

Special Meeting Information

The virtual Zyla Special Meeting can be accessed by visiting http://www.envisionreports.com/ZCOR, where investors will be able to listen to the meeting live, submit questions and vote online. Instructions on how to join and participate via the Internet are posted at http://www.envisionreports.com/ZCOR. For additional information, please see the joint proxy statement.

Proposed Merger

On March 16, 2020 Assertio Therapeutics, Inc. ("Assertio") and the Company announced that they have entered into a definitive merger agreement which provides, among other things for a merger of a wholly owned subsidiary of Assertio with and into the Company, with the Company surviving as a wholly owned subsidiary of Assertio Holdings, Inc. (the "Merger").  The boards of directors of both companies have approved the Merger and the Agreement. The Merger is currently expected to close in the second quarter of 2020, subject to approval by Assertio stockholders and by Company stockholders and the satisfaction of other customary closing conditions. Additional details can be found in Assertio's and the Company's respective Current Reports on Form 8-K filed with the United States Securities and Exchange Commission (the "SEC") on March 17, 2020.

About Zyla Life Sciences

Zyla Life Sciences is a business committed to bringing important products to patients and healthcare providers. Zyla is focused on marketing its portfolio of medicines for pain and inflammation. The company portfolio includes six products: SPRIX® (ketorolac tromethamine) Nasal Spray, ZORVOLEX® (diclofenac), VIVLODEX® (meloxicam), INDOCIN® (indomethacin) suppositories, INDOCIN® oral suspension and OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII.

For full prescribing information, boxed warnings and medication guides, please visit the following sites for each product: sprix.com, vivlodex.com, zorvolex.com and oxaydo.com. Prescribing information, the boxed warning and medication guide for INDOCIN suppositories and oral suspension can be found at dailymed.nlm.nih.gov. For additional information, visit zyla.com.

Safe Harbor

Statements included in this press release that are not historical in nature and contain the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "suggest," "target," "potential," "will," "would," "could," "should," "continue," "look forward to" and other similar expressions are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: our ability to continue as a going concern; the impact of our bankruptcy on our business going forward, including with regard to relationships with vendors and customers, employee attrition, and the costs and expenses resulting from our bankruptcy; the impact of our acquisition of five products from Iroko Pharmaceuticals, Inc., including our assumption of related liabilities, potential exposure to successor liability and credit risk of Iroko and its affiliates; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; our current and future indebtedness; our ability to maintain compliance with the covenants in our debt documents; the level of commercial success of our products; coverage of our products by payors and pharmacy benefit managers; our ability to execute on our sales and marketing strategy, including developing relationships with customers, physicians, payors and other constituencies; the rate and degree of market acceptance of any of our products; the success of competing products that are or become available; the entry of any generic products for any of our products, or any delay in or inability to reformulate SPRIX; recently enacted and future legislation and regulations regarding the healthcare system; the accuracy of our estimates of the size and characteristics of the potential markets for our products and our ability to serve those markets; our failure to recruit or retain key personnel, including our executive officers; obtaining and maintaining intellectual property protection for our products; our ability to operate our business without infringing the intellectual property rights of others; our ability to integrate and grow any businesses or products that we may acquire; the outcome of any litigation in which we are or may be involved; the risk that the conditions to the closing of the proposed merger with Assertio (the "Merger") are not satisfied, including the risk that required stockholder approvals for the proposed Merger are not obtained; the occurrence of any event, change or other circumstances that either could give rise to the right to terminate the Agreement; the risk of litigation relating to the proposed Merger; uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed Merger; risks related to disruption of management time from ongoing business operations due to the proposed Merger; unexpected costs, charges or expenses resulting from the proposed Merger; competitive responses to the proposed Merger and the impact of competitive services; certain restrictions during the pendency of the Merger that may impact our ability to pursue certain business opportunities or strategic transaction; potential adverse changes to business relationships resulting from the announcement or completion of the Merger; the combined company's ability to achieve the growth prospects and synergies expected from the Merger, as well as delays, challenges and expenses associated with integrating the combined company's existing businesses; negative effects of this announcement or the consummation of the proposed Merger on the market price our common stock, credit ratings and operating results; legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate; the impact of disasters, acts of terrorism or global pandemics; general market conditions; and other risk factors set forth in Zyla's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission (SEC) and in other filings Zyla makes with the SEC from time to time. While Zyla may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

No Offer or Solicitation

This communication relates to a proposed business combination involving Assertio and the Company. The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. The proposed Merger will be submitted to Assertio's stockholders and the Company's stockholders for their consideration. In connection with the proposed Merger, Assertio and the Company have filed a joint proxy statement (the "Joint Proxy Statement") in connection with the solicitation of proxies by Assertio and the Company in connection with the proposed Merger.  Assertio has also filed a registration statement, in which the Joint Proxy Statement is included as a prospectus. Assertio and the Company also intend to file other relevant documents with the SEC regarding the proposed Merger. The definitive Joint Proxy Statement has been mailed to Assertio's stockholders and the Company's stockholders on or about April 20, 2020. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF ASSERTIO AND INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT, REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Joint Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Assertio or the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC's website at www.sec.gov or free of charge from Assertio at www.assertiotx.com or by directing a request to Assertio's Investor Relations Department at investor@assertiotx.com or from the Company at www.zyla.com or by directing a request to the Company's Investor Relations Department at ir@zyla.com.

Participants in the Solicitation

Assertio, the Company and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies in connection with the proposed Merger. Information regarding Assertio's directors and executive officers is available in the Joint Proxy Statement that was filed with the SEC on April 20, 2020. Information regarding the Company's directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Stockholders that was filed with the SEC on November 6, 2019. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement and other relevant materials relating to the proposed Merger to be filed with the SEC when they become available.

Media and Investor Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: ir@zyla.com